Unica Announces Preliminary Financial Results for Third Quarter Fiscal 2007
WALTHAM, Mass. — July 9, 2007 — Unica Corporation (Nasdaq: UNCA), a leading global provider of Enterprise Marketing Management (EMM) solutions, today announced preliminary financial results for its third fiscal quarter, ended June 30, 2007.
Based on preliminary financial data, the company currently expects to report total revenue for the quarter of approximately $23.0 million as compared to total revenue of $21.7 million for the same period last fiscal year. We currently expect license revenue for the third fiscal quarter of 2007 to be approximately $7.0 million. For the third quarter of fiscal 2007, Unica currently expects to report a GAAP net income per share of approximately $0.01, while non-GAAP diluted net income per share is expected to be approximately $0.01 to $0.02. This compares with GAAP diluted net income per share of $0.01 and Non-GAAP diluted income per share of $0.07 for the same period last fiscal year. Non-GAAP diluted net income per share excludes non-cash share-based compensation expense and amortization of acquired intangibles. Results are preliminary in nature, and subject to change based on the completion of the company’s normal quarter-end review process.
Unica currently expects cash, cash equivalents, and short-term investments to exceed $51 million at the end of the third fiscal quarter, representing an increase of over $6.0 million from the end of the previous quarter and over $11.0 million for the nine months ended June 30, 2007. The increase in cash during the third quarter was due to strong cash flow from operations.
Yuchun Lee, chief executive officer of Unica, stated, “We are disappointed with the financial results we expect to deliver for the third quarter. A number of license transactions in our original forecast did not close in the quarter primarily due to sales execution issues, though we currently expect that a majority of these transactions will close in future quarters.” Lee added, “We are optimistic that the sales execution issues we are facing are within our control. We continue to see strong demand for EMM solutions and Unica continues to be recognized as a market leader by industry analysts and customers.”
Conference Call Details
Unica will discuss its preliminary third quarter results via a teleconference today, July 9, 2007, at 5:30 p.m. EDT. To access this call, dial 877-502-9272 (domestic) or 913-981-5581 (international). Additionally, a live audio webcast of the conference call will be available through Unica’s web site at http://investor.unica.com
A replay of this conference call will be available from 8:30 p.m. EDT on Monday, July 9, 2007 through 11:59 p.m. EDT on Monday, July 23, 2007 at 888-203-1112 (domestic) or 719-457-0820 (international).

The replay passcode is 6894008. A replay of the audio webcast will also be available on the events portion of the Unica web site following the conference call.
The Company plans on releasing its final third quarter fiscal 2007 results after the market close on August 7, 2007. A conference call will be held at 5pm EDT on the same day. Instructions for accessing this call will be issued in a separate press release at the end of July.
About Unica
Unica Corporation (Nasdaq: UNCA) is a leading global provider of enterprise marketing management (EMM) software. The most comprehensive EMM suite on the market today, Unica’s Affinium® software streamlines the entire marketing process for brand, relationship and internet marketing — from planning and budgeting to project management, execution and measurement. More than 500 companies worldwide have adopted Affinium as their EMM solution.
Unica is headquartered in Waltham, Mass. with offices around the globe. For more information, visit www.unica.com.
Note to Editors: Copyright 2007 Unica Corporation. Unica, the Unica logo, and Affinium are registered trademarks of Unica Corporation. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.
Forward-looking Statements
Information provided in this press release contains forward-looking statements that relate to future events, the future financial performance of Unica, and our estimated third quarter results. These forward-looking statements are based upon Unica’s historical performance and its current plans, estimates and expectations, and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Unica’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Unica disclaims any obligation to update or revise the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including but not limited to the possibility that our final results for the third quarter of fiscal 2007 are different than our estimated third quarter results, the possibility that the market for enterprise software does not develop as anticipated; lower than expected sales due to competitive factors; the timing of Unica’s customers’ purchasing decisions or other factors; the long sales cycle for Unica’s software; a failure by Unica to develop new software products and enhance existing products; failure to retain key staff; a failure by Unica to maintain historical maintenance renewal rates; difficulties that the company may encounter in its integration of acquired companies; customer and industry analyst response to Unica’s strategic direction may change; perceived market opportunities may change or not exist; the internet marketing sector may not grow as quickly as Unica expects; the company’s strategy of differentiating itself through expanding its presence in the internet marketing sector may not result in extending its leadership position in the EMM market; the company may not continue to deliver year-over-year growth in revenue and profitability; the company may not continue to generate cash from operations; the company’s financial projections may be incorrect; costs and expenses, particularly those related to Sarbanes-Oxley compliance may continue to increase; and failure to properly protect Unica’s proprietary rights and intellectual property may damage the company. These and other important risk factors listed in the company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form

10-Q could cause Unica’s performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These filings are available on a web site maintained by the SEC at http://www.sec.gov.
Non-GAAP Financial Measures
Unica has provided in this press release selected financial information that has not been prepared in accordance with GAAP. Unica uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Unica’s ongoing operational performance. Unica believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Unica’s industry, many of whom present similar non-GAAP financial measures to investors. Specifically, on both a historic and a forward-looking basis, these non-GAAP measures exclude:
--	Expense associated with the write-off of in-process research and development and amortization of intangible assets related to acquisitions, as exclusion of these expenses allows comparisons of operating results that are consistent over time for both the company’s newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

--	Expense associated with share-based compensation related to stock options, the company’s employee stock purchase plan and restricted stock units because, while share-based compensation is a significant ongoing expense affecting the company’s results of operations, the Company’s management excludes share-based compensation from the company’s forecasting and planning process used to allocate resources. In addition, because of varying available valuation methodologies, subjective assumptions and the variety of award types, the company believes that excluding share-based compensation may enable useful comparisons of the company’s operating results to its competitors’ results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Contacts:

MEDIA:	INVESTORS:
Laura Hindermann	Kori Doherty
Greenough Communications	ICR
617-275-6519	617-956-6730
lhindermann@greenoughcom.com	kdoherty@icrinc.com

Source: Unica Corporation

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